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[KPMG AUDIT PLC LETTERHEAD]


Private & confidential
The Directors
Spargo Consulting PLC
31 Beaufort Court
Admirals Way
Waterside
South Quay
London
E14 9XL

22 May 1998

Dear Sirs

We consent to the inclusion in the registration statement (No. 333-XXXX) on Form S-4 of Computer Horizons Corp. of our report dated 3 March 1998, with respect to the financial statements of Spargo Consulting PLC for the year ended 31 December 1997 and to the reference to our firm as experts.


Yours faithfully


/s/ KPMG Audit Plc

KPMG Audit Plc